As filed with the Securities and Exchange Commission on June 28, 2002
                                              Registration Statement No. 333-___

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         OAO TECHNOLOGY SOLUTIONS, INC.

             (Exact name of registrant as specified in its charter)

        Delaware                                         52-1973990
(State of Incorporation)                    (I.R.S. Employer Identification No.)

           7500 Greenway Center Drive, 16th Floor, Greenbelt, MD 20770 (Address of principal executive offices, including zip code)

                              AMENDED AND RESTATED
          OAO TECHNOLOGY SOLUTIONS, INC. 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                             David L. Rattner, Esq.
                         OAO Technology Solutions, Inc.
                     7500 Greenway Center Drive, 16th Floor
                               Greenbelt, MD 20770
                     (Name and Address of Agent for Service)

                                 (301) 486-0400
                     (Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
Title of                           maximum         maximum
Securities        Amount           offering        aggregate        Amount of
to be             to be            price per       offering         registration
registered        registered(1)    share (2)       price(2)         fee(2)

Common Stock,     1,236,268          $1.50         $1,854,402       $170.60
$.01 par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Calculated pursuant to Rule 457(c) based upon the average of the high and low prices for a share of Common Stock of the Registrant on June 26, 2002, as reported on the Nasdaq National Market.


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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

3. The Registrant's Current Reports on Form 8-K, filed with the Commission on April 26, 2002 and May 1, 2002.

4. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant on October 6, 1997 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

5. OAO Technology Solutions, Inc. (the "Registrant") has previously filed Registration Statements on Form S-8 (No. 333-75407 and No. 333-82789) (the "Previous Registration Statements") with respect to an aggregate of 6,363,732 shares of common stock, par value $0.01 per share (the "Common Stock"), issuable under the Registrant's 1996 Equity Compensation Plan, as amended (the "1996 Plan"). The Registrant is filing this Registration Statement to register an additional 1,236,268 shares of Common Stock for issuance under the 1996 Plan, so that an aggregate of 7,600,000 shares of Common Stock under the 1996 Plan shall be registered under the Securities Act of 1933, as amended. The contents of the Previous Registration Statements are incorporated herein by reference, including periodic reports that the Registrant filed after the Previous Registration Statement to maintain current information about the Registrant.

      All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

      For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Legal Opinion and Interests of Counsel.

      The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Registrant by David L. Rattner, Esq., Corporate Counsel for the Registrant.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

4.1 Amended and Restated OAO Technology Solutions, Inc. 1996 Equity Compensation Plan

4.2 Amended and Restated Certificate of Incorporation of the Registrant, as amended (1)

4.3 Amended and Restated By-Laws of the Registrant (1)


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

5.1 Opinion of David L. Rattner, Esquire

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Counsel (included in opinion filed as Exhibit 5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

99.1 Selected Consolidated Financial Data

(1) Incorporated by reference from OAO Technology Solution, Inc.'s Registration Statement on Form S-1 (Registration No. 333-00796) declared effective on October 22, 1997.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenbelt, Maryland on June 27, 2002.

                                    OAO TECHNOLOGY SOLUTIONS, INC.


                                By: /s/ Charles A. Leader
                                    ----------------------------------------
                                    Charles A. Leader
                                    President and Chief Executive Officer


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

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Leader and J. Jeffrey Fox, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature                      Capacity                                Date
---------                      --------                                ----
/s/ Charles A. Leader          Chief Executive Officer and President   June 27, 2002
---------------------------    (Principal Executive Officer and
Charles A. Leader              Director)

/s/ J. Jeffrey Fox             V.P. of Finance and Chief Financial     June 27, 2002
---------------------------    Officer (Principal Financial and
J. Jeffrey Fox                 Accounting Officer)

/s/ John F. Lehman             Chairman of the Board and Director      June 27, 2002
---------------------------
John F. Lehman

/s/ Gregory A. Pratt           Vice Chairman of the Board and          June 27, 2002
---------------------------    Director
Gregory A. Pratt

/s/ Yvonne Brathwaite Burke    Director                                June 27, 2002
---------------------------
Yvonne Brathwaite Burke

/s/ Frank B. Foster, III       Director                                June 27, 2002
---------------------------
Frank B. Foster, III

/s/ Cecil D. Barker            Director                                June 27, 2002
---------------------------
Cecil D. Barker

/s/ Richard B. Lieb            Director                                June 27, 2002
---------------------------
Richard B. Lieb

/s/ Louis N. Mintz             Director                                June 27, 2002
---------------------------
Louis N. Mintz


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

                                  EXHIBIT INDEX

Exhibit
Number                  Description of Exhibit

4.1 Amended and Restated OAO Technology Solutions, Inc. 1996 Equity Compensation Plan

4.2 Amended and Restated Certificate of Incorporation of the Registrant, as amended (1)

4.3                     Amended and Restated By-Laws of the Registrant (1)

5.1                     Opinion of David L. Rattner, Esquire

23.1                    Consent of Deloitte & Touche LLP

23.2                    Consent of Counsel (included in opinion filed as Exhibit
                        5.1 hereto)

24.1 Power of Attorney (included with signature page of this Registration Statement)

99.1                    Selected Consolidated Financial Data

      (1) Incorporated by reference from OAO Technology Solution, Inc.'s Registration Statement on Form S-1 (Registration No. 333-00796) declared effective on October 22, 1997.


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